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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of the following reports, in the Registration Statement (Form S-1) and related Prospectus of Local Matters, Inc. for the registration of its common stock, filed with the Securities and Exchange Commission on March 22, 2006:

  1.
  Dated March 22, 2006 related to the consolidated financial statements of Local Matters, Inc. as of December 31, 2004 and 2005 and for each of the years in the three year period ended December 31, 2005;

  2.
  Dated March 20, 2006 related to the consolidated financial statements of Information Services Extended, Inc. for the period from April 14, 2005 through December 29, 2005;

  3.
  Dated March 20, 2006 related to the consolidated financial statements of Information Services Extended, Inc. as of December 31, 2003 and 2004 and for each of the years then ended; and

  4.
  Dated December 7, 2005 related to the financial statements of YP Web Partners, LLC as of December 31, 2003 and 2004 and for each of the years then ended.

/s/ ERNST & YOUNG LLP
Denver, Colorado March 22, 2006

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm